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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                      AMERICAN BANK NOTE HOLOGRAPHICS, INC.

               American Bank Note Holographics, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

               A. The name of the Corporation is American Bank Note Holographics, Inc.

               B. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 19, 1985. An amendment to such Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 12, 1986. A second amendment to such Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 1, 1988.

               C. This Amended and Restated Certificate of Incorporation restates and further amends the Amended Certificate of Incorporation as heretofore amended and restated and has been duly adopted by the Board of Directors and the Shareholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. The text of the Certificate of Incorporation as amended and restated shall be read in full as follows:

                                    Article I

         The name of the Corporation is American Bank Note Holographics, Inc. (hereinafter, the "Corporation").

                                   Article II

         The address of the Corporation's registered office in the State of Delaware is the Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                   Article III

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   Article IV

         The total number of shares of all classes of stock which the Corporation shall have authority to issue is thirty-five million (35,000,000) shares, consisting of thirty million
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(30,000,000) shares of Common Stock, with a par value of $.01 per share (the
"Common Stock") and five million (5,000,000) shares of Preferred Stock, with a par value of $.01 per share (the "Preferred Stock"). The Preferred Stock of the Corporation may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of such shares of Preferred Stock in one or more series and to fix from time to time before issuance the number of shares to be included in any series and the designation, relative powers, preferences and rights, and the qualifications, limitations or restrictions of all shares of any such series. Without limiting the generality of the foregoing, as to each such series of Preferred Stock, the Board of Directors is authorized to fix or to alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences, rights to subscribe for or purchase any securities of the Corporation or any other corporation, and the number of shares constituting such series or any or all of them all as shall be determined from time to time by the Board of Directors and as shall be stated in a resolution or resolutions providing for the issuance of such Preferred Stock. The Board of Directors may increase or decrease the number of shares in any such series after the issuance of shares of that series, but not below the number of shares of such series then outstanding. If the number of shares of any such series is so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                     1. Voting Rights of Common Stock. Except as otherwise
               provided herein or may otherwise be required by law, the holders of the Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation.

                     2. Dividend Rights of Common Stock. Subject to the other
               provisions of this Amended and Restated Certificate of Incorporation, as it may be amended from time to time, holders of the Common Stock shall be entitled to receive such dividends and other distributions in cash, in property or in shares of capital stock of the Corporation as may be declared thereon by the Board of Directors of the Corporation from time to time out of assets or funds of the Corporation legally available therefor.

                                    Article V

         The Corporation is to have perpetual existence.

                                   Article VI

         Election of directors of the Corporation need not be by written ballot unless the By-laws of the Corporation so provide.


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                                   Article VII

         1. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction for which the director derives an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the date of filing of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

               Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing in respect of any act or omission occurring prior to the time of such repeal or modification.

         2. The Corporation shall indemnify, to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to be taken or omitted in such capacity, and may to the same extent indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding or any appeal therefrom.



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                                  Article VIII

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                   Article IX

         In furtherance, and not in limitation of, the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the By-laws of the Corporation.


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               IN WITNESS WHEREOF, American Bank Note Holographics, Inc., has
caused this Amended and Restated Certificate of Incorporation to be signed by Morris Weissman, the Chief Executive Officer, and attested by Naina Prasad, its Assistant Secretary, this 1st day of July, 1998.

                                       By: /s/ Harvey Kesner
                                           ---------------------------
                                           Harvey Kesner
                                           Executive Vice President
                                           General Counsel


ATTEST:


By: /s/ Naina Prasad
    -------------------
    Naina Prasad
    Assistant Secretary